EXHIBIT 99.1

                                                   Filed by Public Storage, Inc.
                                  Pursuant to Rule 165 and Rule 425(a) under the
                                United States Securities Act of 1933, as amended

                                 Subject Company: Shurgard Storage Centers, Inc.
                                                   Commission File No. 001-11455
                                                             Date: March 7, 2006


NEWS RELEASE

Public Storage, Inc.                              Shurgard Storage Centers, Inc.
701 Western Avenue                                1155 Valley Street, Suite 400
Glendale, CA 91201-2349                           Seattle, WA 98109-4426
www.publicstorage.com                             www.shurgard.com

                                 For Release:     Immediately
                                 Date:            March 7, 2006

   PUBLIC STORAGE AND SHURGARD--THE LEADING SELF-STORAGE COMPANIES--TO COMBINE
                       TRANSACTION VALUED AT $5.0 BILLION

GLENDALE, CALIFORNIA, and SEATTLE, WASHINGTON,--Public Storage, Inc. (NYSE and PCX:PSA) and Shurgard Storage Centers, Inc. (NYSE:SHU) announced today that the Boards of Directors of both companies approved a definitive merger agreement under which Public Storage will acquire Shurgard at a total transaction value of approximately $5.0 billion. Under the transaction, which is taxable, Public Storage will issue approximately 38.4 million shares of common stock, will assume approximately $1.8 billion of Shurgard debt and $136 million of Shurgard preferred stock will be redeemed. The transaction is targeted to close by the end of the second quarter 2006.

Under the terms of the merger agreement and upon close of the transaction, each share of Shurgard common stock will be exchanged for 0.82 shares of Public Storage common stock, representing a current value per Shurgard common share of $65.16 based on Public Storage's close on Monday, March 6, 2006. This represents a 39% premium to Shurgard's closing stock price on Friday, July 29, 2005, the last day prior to when Public Storage publicly announced its proposal to acquire Shurgard. Upon closing, Shurgard's shareholders will own approximately 23% of the outstanding shares of the combined company.

The merger will enhance the size of the nation's largest self-storage company with a combined total market capitalization of approximately $18 billion and with ownership interest in over 2,100 facilities in 38 states and seven European nations.

"The combination of Public Storage and Shurgard creates the largest self-storage company in the world, with significant operating platforms in both the United States and Europe, and enhances our prospects for continued growth and improved profitability," said Ronald L. Havner, Jr., President and Chief Executive Officer of Public Storage. "We are pleased that Shurgard's Board of Directors and management have recognized the compelling financial and strategic benefits of this transaction. This transaction provides Shurgard's shareholders with a substantial premium for their shares and the opportunity to benefit from participation in the upside potential of the combined entity. We look forward to creating additional value for the shareholders of the combined company."

David K. Grant, President and Chief Executive Officer of Shurgard, stated, "This merger represents a win-win situation for both Shurgard and Public Storage shareholders. A few months ago, we initiated a process to determine the best course of action for our Company. After reviewing a number of strategic alternatives, it is clear that this transaction is the best option to create long-term value for our shareholders. There are very few real estate asset classes that are as scalable as self-storage and none that benefits as much from economies of scale. Our combined employees represent the best and the brightest in the industry with deep experience in every aspect of the business in eight different countries. So there is a huge opportunity for these two groups of employees to benefit from each other's experience and ideas."


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Given the geographic overlap of the Public Storage and Shurgard portfolios, economies of scale are expected in media. Other savings are expected to be achieved by reducing duplicate expenses for Yellow Pages and other advertising, management information systems and other back-office functions.

Public Storage will retain its headquarters in Glendale, California. Dave Grant will remain with the Company at least through the close of the transaction. An independent member of Shurgard's Board of Directors will join the Public Storage Board of Directors upon closing.

The transaction is subject to customary closing conditions and regulatory approvals and the majority approval of both companies' shareholders. Members of the Hughes family, who collectively own approximately 36% of Public Storage's outstanding shares, have agreed to vote their shares in favor of the transaction. Similarly, Charles K. Barbo, Chairman of Shurgard, has agreed to vote his shares in favor of the transaction.

In connection with the transaction, Goldman Sachs is serving as exclusive financial advisor to Public Storage, and Wachtell, Lipton, Rosen & Katz is serving as its legal counsel. Citigroup Corporate and Investment Banking and Banc of America Securities LLC are serving as financial advisors to Shurgard, and Willkie Farr & Gallagher LLP and Perkins Coie LLP are serving as its legal counsel.

ANALYST/INVESTOR CONFERENCE CALL AND WEB CAST

A conference call has been scheduled for Tuesday, March 7, 2006, at 8:00 a.m.
(PST) to discuss the merger. The participant toll free number is (877) 368-5103 (conference ID number 6282604). A simultaneous audio web cast may be accessed by using the link at www.publicstorage.com under "Corporate Information, Investor Relations." A replay of the conference call may be accessed through March 13, 2006 by calling (800) 642-1687 or by using the aforementioned web link. Both forms of replay utilize conference ID number 6282604.

ABOUT PUBLIC STORAGE, INC.

Public Storage, Inc., an S&P 500 company, is a fully integrated, self-administered and self-managed real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. The Company's headquarters are located in Glendale, California. The Company's self-storage properties are located in 37 states. At December 31, 2005, the Company had interests in 1,501 storage facilities with approximately 92 million net rentable square feet.

Additional information about Public Storage, Inc. is available on its website, www.publicstorage.com

ABOUT SHURGARD STORAGE CENTERS, INC.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. Shurgard specializes in all aspects of the self-storage industry and operates a network of over 644 operating storage centers located throughout the United States and in Europe.

FORWARD-LOOKING LANGUAGE

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Public Storage, Shurgard and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, approval of the transaction by the shareholders of the companies, the satisfaction of closing conditions to the transaction, inability to realize or delays in realizing the expected synergies, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Public Storage and Shurgard expect to file a joint proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus because it will contain important information about Public Storage and Shurgard and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Public Storage and Shurgard with the SEC at the SEC's website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Public Storage or Shurgard by directing such request to: Public Storage, Inc., 701 Western Avenue, Glendale, CA 91201-2349, Attention: Investor Relations or Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, Attention:
Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Public Storage and Shurgard and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Public Storage and Shurgard in connection with the merger. Information about Public Storage and its directors and executive officers, and their ownership of Public Storage securities, is set forth in the proxy statement for Public Storage 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 7, 2005. Information about Shurgard and its directors and executive officers, and their ownership of Shurgard securities, is set forth in the proxy statement for the 2005 Annual Meeting of Shareholders of Shurgard, which was filed with the SEC on April 7, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

    Contacts:  Public Storage, Inc.:            Shurgard Storage Centers, Inc.:
                Investors:                       Investors:
                  Mr. Clemente Teng               Stuart Blackie
                  Public Storage, Inc.            Shurgard Storage Centers, Inc.
                  (818) 244-8080                  (206) 624-8100
                Media:                           Media:
                  Joele Frank / Eric Brielmann    Alan Oshiki
                  Joele Frank, Wilkinson          Broadgate Consultants, Inc.
                  Brimmer Katcher                 (212) 232-2354
                  (212) 355-4449

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